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                              QUALITY FOOD CENTERS, INC.
                                     EXHIBIT 11.0
                          COMPUTATION OF PER SHARE EARNINGS




    Calculations of per share earnings reported in this report on Form 10-Q for the 12 and 24 week periods ended June 15, 1996 and June 17, 1995 are based on the following:



                          Twelve Weeks Ended         Twenty-Four Weeks Ended
                     June 15, 1996  June 17, 1995  June 15, 1996  June 17, 1995
                     -------------  -------------  -------------  -------------
Weighted average
  shares outstanding    14,543,000     14,698,000     14,489,000    17,198,000

Dilutive effect of
  stock options            255,000        123,000        197,000       135,000
                       -----------    -----------    -----------    ----------
Weighted average
  number of shares      14,798,000     14,821,000     14,686,000    17,333,000
                       -----------    -----------    -----------    ----------
                       -----------    -----------    -----------    ----------


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